Exhibit 10.3

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”), effective as of the 1st day of January 2007 by and between THE S.J. WEGMAN COMPANY (the “Pledgor”) and BIOSPECIFICS TECHNOLOGIES CORP., a Delaware corporation (the “Secured Party”).

RECITALS

WHEREAS, the Secured Party has loaned to the general partner of the Pledgor and to Wilbur Street Corp., a New York corporation wholly-owned by Pledgor (“Pledgor Subsidiary”), the aggregate principal amount of $1,016, 595 and $304,390, respectively, and simultaneously herewith the general partner of Pledgor and Wilbur Street Corp. are delivering to the Secured Party two Promissory Notes (the “Notes”) evidencing such loans.

WHERAS, the Pledgor wishes to grant a first priority security interest in the Collateral (as defined below) to Secured Party in order to secure the Notes and all other obligations and amounts owing at any time by Pledgor to Secured Party hereunder (the “Secured Obligations”).

NOW, THEREFORE, in consideration of the premises and understandings contained herein and for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.   Pledge Agreement.  To secure the full, prompt and complete payment and performance of the Secured Obligations, Pledgor hereby pledges to, grants to, and creates in favor of, Secured Party, a first priority and continuing security interest in, the following property, whether now owned or hereafter acquired:

a.   all shares of the common stock of the Secured Party held by the Pledgor and all certificates evidencing the same and all successor stock to said shares, replacement stock for said shares, substituted stock for said shares or additional shares of the Secured Party’s stock issued or transferred as a dividend on or stock split of or otherwise received because of or in lieu of the ownership of said shares of common stock of the Secured Party during the term of this Agreement, whether the same resulted from merger, consolidation, reorganization or otherwise;

b.   any and all other instruments or cash or, in kind, dividends or other property which anyone is or may hereafter become entitled to receive with respect to replacement of, substitution for, or succession to the aforesaid shares;

c.   all of the rights, interests and privileges with respect to the foregoing.

All of the foregoing property and instruments shall be individually and collectively hereinafter referred to as “Collateral.” The Collateral shall be held by the Secured Party in accordance with the terms and provisions contained in this Agreement.

2.   Delivery of Pledged Shares.  Contemporaneously herewith, Pledgor has delivered to Secured Party all of the certificates representing the Collateral, together with separate stock or other transfer forms duly endorsed, in blank, for the transfer of the Collateral. If at any time prior to the termination of this Agreement, Pledgor obtains possession of any other certificate, document or other evidence representing any of the Collateral, Pledgor shall immediately deliver such certificate, document or other evidence to the Secured Party. During such time as any such certificate, document or other evidence representing any of the Collateral are in Pledgor’s possession or control, Pledgor shall hold or control such certificate, document or other evidence in accordance with this Agreement and the Uniform Commercial Code in effect in the State of New York (the “UCC”). All certificates, documents or other evidence delivered to Secured Party shall be accompanied by separate stock or other powers duly indorsed, in blank, for transfer.

3.   Voting and Dividend Rights.  During the term of this Agreement, and until such time, if any, that there is a default in the payment of the Secured Obligations, and only until such default has not been cured, the Pledgor or his assigns shall have the right to vote the shares now or hereafter pledged. In the event the Pledgor is in default of any of the Secured Obligations, then the Board of Directors of the Secured Party, acting through its officers, in its sole and absolute discretion, shall have the right (but not the obligation) to vote the shares of the Secured Party’s stock held pursuant to this escrow and exercise and receive all other rights and privileges, including dividends, which are associated with the ownership of such shares. Other than as set forth above, the Pledgor shall exercise the rights of a stockholder of the Secured Party (or its successors).

4.   Events of Default.  Each of the following shall constitute an event of default under this agreement so long as the event occurs or continues to occur and is not waived (each an “Event of Default”):

a.   There shall be a default in the payment, when due and payable, of the Secured Obligations; or

b.   Pledgor shall be dissolved or become insolvent, or shall make a transfer in fraud of creditors, or shall make any assignment for the benefit of creditors, or shall admit in writing his inability to pay his debts as they become due; or

c.   Pledgor shall file a petition or an answer under any title, section or chapter of the United States Bankruptcy Code, as amended, or under any present or future law or statute of the United States of America or any state or other jurisdiction thereof relevant to bankruptcy, insolvency or other relief of debtors.

5.   Remedies.  Upon the occurrence of an Event of Default as defined herein:

a.   The Company shall have in each case all of the remedies of a secured party under the UCC, and, without limiting the generality of the foregoing, shall have the right, in its sole discretion, to sell, resell, assign and deliver all or, from time to time, any part of the Collateral, or any interest in or option or right to purchase any part thereof, on any securities exchange on which the Collateral may be listed (in the case of the shares of the Secured Party), at any private sale or at public auction, with or without demand of performance or other demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (except that the Secured Party shall give ten days’ notice to the Pledgor of the time and place of any sale pursuant to this Section 5), for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Secured Party shall, in its sole discretion, determine, the Pledgor hereby waiving and releasing any and all right or equity of redemption whether before or after sale hereunder. At any such sale the Secured Party may bid for and purchase the whole or any part of the Collateral so sold free from any such right or equity of redemption.

b.   The Secured Party shall apply the proceeds of any such sale first to the payment of all costs and expenses, including reasonable attorney’s fees, incurred by the Secured Party in enforcing its rights under this Agreement, and second to the payment of accrued and unpaid interest on and then of unpaid principal of the Note, and thereafter to the payment of any other Secured Obligations, and the Pledgor shall continue to be liable for any deficiency.

c.   The Pledgor recognizes that the Secured Party may be unable to effect a public sale of all or part of any shares of the Secured Party constituting part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933 or in the rules and regulations promulgated thereunder or in applicable state securities or “blue sky” laws, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the shares of the Secured Party constituting part of the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that private sales so made may be at prices and on other terms less favorable to the seller than if the shares of the Secured Party constituting part of the Collateral were sold at public sale, and that the Secured Party has no obligation to delay the sale of such shares for the period of time necessary to permit the registration of the shares for public sale under the Securities Act of 1933 and under applicable state securities or “blue sky” laws. The Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

d.   If any consent, approval or authorization of any state, municipal or other governmental department, agency or other governmental department, agency or authority should be necessary to effectuate any sale or disposition by the Secured Party pursuant to this Section 5 of the Collateral, the Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization and will otherwise use the Pledgor’s best efforts to secure the same.

e.   The remedies provided in this Agreement and the Notes are cumulative and not exclusive of any remedies provided by law. Exercise of one or more remedy(ies) by Secured Party does not require that all or any other remedy(ies) be exercised and does not preclude later exercise of the same remedy.

6.   Transfer by Pledgor.  The Pledgor will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein. In the event of a sale, assignment, or transfer, the Collateral so sold, assigned transferred or otherwise disposed of shall be released from the pledge hereunder and the proceeds shall be applied as set forth in the Note and in this Agreement.

7.   Further Assurances.  Pledgor will, at his expense and from time to time, promptly execute and deliver all further instruments, documents and agreements, and take all further action that may be reasonably necessary or desirable, or that Secured Party may reasonably request, in order to (i) continue, perfect and protect the security interest granted or purported to be granted hereby or (ii) enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral, or both. Without prejudice to the generality of the foregoing, each such instrument or document shall be in such form as Secured Party shall reasonably request and may contain provisions such as are herein contained or provisions to the like effect or such other provisions of whatsoever kind as Secured Party shall reasonably consider requisite for the improvement (on and subject to the terms hereof), perfection or enforcement of the security constituted by, or pursuant to, this Agreement. If Secured Party has the right to exercise its right to sell all or any of the Collateral hereunder and under the UCC, Pledgor will, upon the request of Secured Party, at Pledgor’s expense, do or cause to be done all such acts and things as may be reasonably necessary or desirable, or that Secured Party may reasonably request, to make any sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

8.   Power of Attorney.  Pledgor irrevocably appoints the Secured Party (and each person to whom Secured Party shall from time to time have delegated the exercise of the power of attorney conferred by this Section 8) jointly and severally to be his attorney or attorneys and in his name and otherwise on his behalf, provided an Event of Default which has not been waived, has occurred and is continuing, to do all acts and things and to sign, seal, execute, deliver, perfect and do all instruments, documents, acts and things which may be required (or which Secured Party shall consider requisite) for carrying out any obligation imposed on Pledgor by or pursuant to this Agreement (including the obligations of Pledgor under Section 7), for carrying any sale or other dealing by Secured Party into effect and generally for enabling Secured Party to exercise the powers conferred on it by or pursuant to this Agreement or by law. Secured Party shall have full power to delegate the power conferred on it by this Section 8, but no such delegation shall preclude the subsequent exercise of such power by Secured Party itself or preclude Secured Party from making a subsequent delegation thereof to some other person; any such delegation may be revoked by Secured Party at any time.

9.   Amendment.  No amendment or modification of this Agreement or waiver of its terms shall affect the rights and duties of a party hereto unless executed by the party against whom enforcement is sought.

10.   Severability.  If any term of this Agreement is found invalid under New York law or laws of mandatory application by a court of competent jurisdiction, the invalid term will be considered excluded from this Agreement and will not invalidate the remaining terms of this Agreement.

11.   Entire Agreement.  This Agreement and the Note set forth the entire agreement of the parties with respect to subject matter of this Agreement and the Note and supersedes all previous understandings, written or oral, in respect thereof.

12.   Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the New York without regard to the choice or conflict of law provisions contained therein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date set forth below to be effective upon receipt of the Collateral by the Secured Party.

SECURED PARTY: BIOSPECIFICS TECHNOLOGIES CORP.
By:	/s/ Thomas L. Wegman
Name: Thomas L. Wegman Title: President

PLEDGOR: THE S.J. WEGMAN COMPANY
By:	/s/ Edwin H. Wegman
Name: Edwin H. Wegman Title: General Partner